UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2015

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On November 30, 2015, Heat Biologics, Inc (the “Company’) entered into a four year employment agreement with Mr. Timothy Creech (the “Employment Agreement”) who was appointed to serve as the Chief Financial Officer of the Company.

Pursuant to the Employment Agreement, Mr. Creech will be entitled to an annual base salary of $285,000 and will be eligible for discretionary performance bonus payments of thirty five percent (35%) of his base salary.  Additionally the Company has granted Mr. Creech an option to purchase 70,000 shares of the Company’s common stock with an exercise price equal to the Company’s per share market price on the date of issue.  These options will vest pro rata, on a monthly basis, over forty-eight months.

If Mr. Creech’s employment is terminated for any reason, he or his estate as the case may be, will be entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if his employment is terminated (1) by the Company without Just Cause (as defined below) or by Mr. Creech for Good Reason (as defined below) then in addition to paying the Accrued Obligations, (x) the Company shall continue to pay his then current base salary for a period of six months; and (y) he shall receive a pro-rated amount of the annual bonus which he would have received during the year without the occurrence of such termination at 100% of the targeted amount. If there is a Change of Control (as defined in the Company’s Amended and Restated 2014 Stock Incentive Plan) during the term of the Employment Agreement and at such time Mr. Creech has been employed by the Company for (i) less than five (5) months then fifty percent (50%) of the options granted to Mr. Creech will immediately vest, (ii)at least five (5) months but less than ten (10) months, then seventy five percent (75%) of the option granted to Mr. Creech will immediately vest; or (iii) at least ten (10) months, then the entire option will immediately vest.

For purpose of the Employment Agreement, “Good Reason” is defined as a material breach of the terms of the Employment Agreement by the Company which breach is not cured within thirty (30) days.

For purposes of the Employment Agreement, “Just Cause” is defined as: (i) acts of embezzlement or misappropriation of funds or fraud; (ii) conviction of a felony or other crime involving moral turpitude, dishonesty or theft; (iii) willful unauthorized disclosure of Company confidential information; (iv) material violation of any provision of the Employment Agreement which is not cured by Mr. Creech within thirty (30) days of receiving written notice of such violation by the Company; (v) being under the influence of drugs (other than prescription medicine or other medically related drugs to the extent that they are taken in accordance with their directions) during the performance of Mr. Creech’s duties and that performance of his duties is affected; (vi) engaging in behavior that would constitute grounds for liability for harassment (as proscribed by the U.S. Equal Employment Opportunity Commission Guidelines or any other applicable state or local regulatory body) or other egregious conduct that violates laws governing the workplace; or (vii) willful failure to perform his assigned tasks, where such failure is attributable to the fault of Mr. Creech, gross insubordination or dereliction of fiduciary obligations which, to the extent it is curable by Mr. Creech, is not cured by Mr. Creech within thirty (30) days of receiving written notice of such violation by the Company.

The information contained in this Item 1.01 regarding the Employment Agreement is qualified in its entirety by the copy of the agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by this reference.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As stated above, Mr. Creech was appointed as Chief Financial Officer of the Company, effective November 30, 2015.  Mr. Creech replaces Stephen J. DiPalma who was serving as the Company’s interim Chief Financial Officer pursuant to the terms of a consulting agreement with Danforth Advisors, LLC (“Danforth”). As previously reported by the Company, the consulting agreement with Danforth expires by its terms on December 31, 2015.

Mr. Creech, age 55, brings over 30 years of experience with public and private technology companies.  Most recently, Mr. Creech served as Acting Chief Financial Officer of Salix Pharmaceuticals, Ltd. from November 2014 until its sale to Valeant Pharmaceuticals International, Inc. in April 2015.  Mr. Creech served as Salix’s Senior Vice President, Finance and Administrative Services, from January 2014 until April 2015, Vice President, Finance and Administrative Services from May 2010 to January 2014, Associate Vice President, Finance from July 2008 to May 2010, and as Executive Director, Finance from March 2007 to July 2008. Prior to joining Salix, Mr. Creech served as Vice President, Finance at Voyager Pharmaceutical Corp. from 2004 to 2007, as Vice President, Finance, Principal Accounting Officer and Secretary at Trimeris, Inc. from 2002 to 2004, as Director of Finance at Trimeris from 1997 to 2002, as Corporate Controller at Performance Awareness Corporation from 1996 to 1997, as Director of Finance and Assistant Secretary at Avant! Corporation (formerly Integrated Silicon Systems) from 1993 to 1996, and at KPMG LLP from 1984 to 1993 in various positions of increasing responsibility progressing to Senior Manager. Mr. Creech received a B.S. in Business Administration from the University of North Carolina at Chapel Hill and an MBA from the Fuqua School of Business at Duke University.

There are no family relationships between Mr. Creech and any director, executive officer or person nominated or chosen by the Company to become as director or executive officer.  Additionally, there have been no transactions involving Mr. Creech that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

10.1	Employment Agreement, dated as of November 30, 2015, by and between Timothy Creech and Heat Biologics, Inc.

99.1	Press Release dated December 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2015	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of November 30, 2015, by and between Timothy Creech and Heat Biologics, Inc.

99.1	Press Release dated December 1, 2015